UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 16, 2008
AMERICAN CAMPUS COMMUNITIES, INC.
(Exact name of Registrant as specified in its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-32265 (Commission file number)	760753089 (I.R.S. Employer Identification Number)
805 Las Cimas Parkway Suite 400
Austin, TX 78746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (512) 732-1000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On May 16, 2008, American Campus Communities, Inc., as Parent Guarantor, entered into a First Amendment to First Amended and Restated Credit Agreement with American Campus Communities Operating Partnership LP, the Subsidiary Guarantors listed on the signature pages thereto, KeyBank National Association, the other lenders that are signatories thereto and KeyBank National Association, as Administrative Agent, pursuant to which, among other things, the size of its $115 million unsecured revolving credit facility was increased to $160 million, and may be expanded by up to an additional $65 million upon the satisfaction of certain conditions. In addition, the amended facility contains more favorable financial covenants than those contained in the prior facility. The amended facility is available to, among other things, fund future property development, acquisitions, and other working capital needs. The description herein of the amended facility is qualified in its entirety, and the terms therein are incorporated herein, by reference to the amended facility the form of which is filed as Exhibit 99.1 hereto.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant
     The information contained in Item 1.01 is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
     The Exhibits to this Report are listed on the Exhibit Index attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2008	AMERICAN CAMPUS COMMUNITIES, INC.
	By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Title

99.1	Form of First Amendment to First Amended and Restated Credit Agreement, dated as of May 16, 2008, among American Campus Communities Operating Partnership LP, American Campus Communities, Inc., as Parent Guarantor, the Subsidiary Guarantors listed on the signature pages thereto, KeyBank National Association, the other lenders that are signatories thereto and KeyBank National Association, as Administrative Agent